                                                                     EXHIBIT 3.2

ADOPTED:  December 31, 2001

                             PIONEER COMPANIES, INC.

                        Incorporated Under the Law of the

                                State of Delaware

                          AMENDED AND RESTATED BY-LAWS

                                    PREAMBLE

            These Amended and Restated By-Laws ("By-Laws") have been duly adopted in accordance with Sections 109 and 303 of the General Corporation Law of the State of Delaware ("DGCL").

            These By-Laws are subject to, and governed by, the DGCL and the Certificate of Incorporation (as amended from time to time, the "Certificate of Incorporation") of Pioneer Companies, Inc., a Delaware corporation (the "Corporation"). In the event of a direct conflict between the provisions of these By-Laws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, shall control.

                                    ARTICLE I

                                    OFFICES.

            The registered office of the Corporation in Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware, and The Corporation Trust Company shall be the registered agent of the

Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS.

      Section 1. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time as the Board of Directors may determine by resolution in such city and state and at such time and place as may be designated by the Board of Directors, and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

      Section 2. Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, or by the President, and shall be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote at such meeting. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors, or by the President, and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

      Section 3. Notice of Meetings. Notice of the time and place of any stockholders' meeting, whether annual or special, shall be given to each stockholder entitled to vote thereat, by personal delivery or by mailing the same to such stockholder at the stockholder's address as the same appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Every notice of a special meeting shall state the purpose or purposes of such special meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment pursuant to Article II,
Section 5 of these By-Laws. Such further notice, if any, shall be given as may be required by law.

      Section 4. Quorum. At any meeting duly called, any number of stockholders, together holding at least a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote at such meeting, who shall be present in person or represented by proxy at such meeting, shall constitute a quorum for the transaction of all business at such meeting, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

      Section 5. Adjournment. If less than a quorum shall attend at the time for which a meeting shall have been called, the meeting may adjourn from time to time by a majority vote of the stockholders present or represented by proxy and entitled to vote thereat, without notice other than by announcement at the meeting, until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote thereat. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called. If any meeting is adjourned for more than thirty (30) days or if a new record date is fixed for a meeting after the adjournment, a notice of the adjourned meeting shall be given to each stockholder in accordance with
Article II, Section 3 of these By-Laws as it relates to notices in respect of adjourned meetings.

      Section 6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or if none or in the Chairman of the Board of Directors' absence the President, if any, or if none or in the President's absence a Vice-President, or, if none of the foregoing is present, by a chairman chosen by a majority of the Board of Directors present at such meeting and in the absence of such a person, a person chosen by the stockholders entitled to vote at such meeting who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

      Section 7. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting;

(ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      Section 8. Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the holders of all classes of the Corporation's capital stock entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and the number of shares owned by each stockholder. Such list shall be open at the principal place of business of the Corporation for said ten (10) days, to the examination of any stockholder, and shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

      Section 9. Voting. Each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote (or such other lesser or greater number as shall be provided for in or pursuant to the Certificate of Incorporation) for each such share held by such stockholder which has voting power upon the matter in question. Each stockholder may vote either in person or by proxy, but no proxy shall be voted on or acted on after three years from its date, unless said proxy provides for a longer period.

Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided, no share of stock shall be voted on at any stockholders' meeting which shall have been transferred on the books of the Corporation within twenty (20) days preceding the date of such meeting. At stockholders meetings whereat directors are to be elected, directors shall be elected by a plurality vote of the stockholders present in person or by proxy and entitled to vote thereat on the election of directors. At all meetings of stockholders all matters, except as otherwise provided by these By-Laws, statute or in the Certificate of Incorporation, shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat. Voting need not be by written ballot unless a majority of the stockholders present in person or by proxy and entitled to vote at such stockholders meeting shall so determine. Where a separate vote by a class or classes, present in person or represented by proxy is required to vote on a matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided by law, by the Certificate of Incorporation or these By-Laws.

      Section 10. Record Date. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid. If no record date is fixed by the Board of Directors, (i) the record date for any meeting of stockholders, whether such meeting is called by resolution of the Board of Directors, by the President or at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote thereat, shall be the close of business on the day occurring three (3) days prior to the day on which notice of such meeting is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, shall be at the close of business on the day on which the Board of Directors adopts resolutions taking such action.

      Section 11. Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                   DIRECTORS.

      Section 1. Number. The number of directors which shall constitute the whole Board of Directors shall be five (5).

      Section 2. General. The business, property and affairs of the Corporation shall be managed by, and shall be under the direction of, the Board of Directors, except as otherwise provided in the Certificate of Incorporation.

      Section 3. Election; Term. Each director shall hold office until such director's successor is elected and qualified or until such director's earlier resignation or removal.

      Section 4. Removal; Resignation. A director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or at any meeting of the stockholders, and the office of such director shall forthwith become vacant. Whenever holders of any class or classes of capital stock of the Corporation or series thereof are entitled, pursuant to the Certificate of Incorporation, to elect one or more directors, the provisions of the preceding sentence in respect of the removal without cause of a director or directors so elected, shall apply to the vote of the holders of the outstanding shares of that class, classes or series and not to the outstanding shares as a whole.

            Any director may resign at any time upon notice given in writing to the Board of Directors or to the President and Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by a member of the Board of Directors, the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

      Section 5. Vacancies. Any vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or a sole remaining director provided that any director holding such position not as a result of a vote of stockholders shall stand for election at the next stockholders meeting.

      Section 6. Annual Meeting and Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of the Board of Directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

      Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President or by any two directors at any time.

      Section 8. Place of Meeting. Meetings of the Board of Directors may be held at the principal office of the Corporation, or at such place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting also, shall be mailed to each director addressed to such director at such director's residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to such director at such place by telegraph or cable, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

      Section 9. Business Transacted. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

      Section 10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At all meetings of the Board of Directors a quorum is required. The vote of a majority of the members present at any such meeting shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws.

      Section 11. Organization of Meetings. At all meetings of the Board of Directors, the Chairman of the Board of Directors, if any, or if none or in the Chairman of the Board of Directors' absence or inability to act, the President, or in the President's absence or inability to act, any Vice-President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act, a chairman chosen by the Board of Directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

      Section 12. Director Compensation. The directors shall not receive any stated salary for their services as directors, but by resolution of the Board of Directors an annual retainer may be provided and a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

      Section 13. Action Without A Meeting. The Board of Directors or any committee designated by the Board of Directors shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have power to act in the following manner: A resolution in writing, signed by all of the members of the Board of Directors, or such committee, shall be deemed to be action by the Board of Directors or such committee to the effect therein expressed with the same force and effect as if the same had been duly passed by the same vote at a duly convened meeting of the Board of Directors or such committee, and it shall be the duty of the Secretary of the Corporation to record any such resolution in the minutes of proceedings of the Board of Directors or such committee.

      Section 14. Telephone Meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                   ARTICLE IV

                                   COMMITTEES.

      Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office during the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify or as contained in the Certificate of Incorporation or these By-Laws, or as limited by the DGCL, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

            Any member of the Executive Committee may be removed from the Executive Committee at any time, with or without cause, by a resolution of a majority of the whole Board of Directors.

            Any person ceasing to be a director shall cease to be a member of the Executive Committee.

            Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the whole Board of Directors.

      Section 2. Other Committees. Other committees may be established by resolutions passed by a majority of the Board of Directors, members of each such committee may be appointed by the Board of Directors or the Executive Committee, to hold office for such time as determined by the Board of Directors and each such committee shall have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee. Each such committee shall have at least one member who is also a member of the Board of Directors.

            Any member of such a committee may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

      Section 3. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

      Section 4. Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall have no powers as such.

      Section 5. Books and Records. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

      Section 6. Place of Meeting. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Any notice of a meeting of a committee may be given by the Secretary or by the chairman of the committee and shall be sufficiently given if mailed to each member at such member's residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to such member at such place by telegraph or cable, or delivered personally or by telephone not later than the day before the day on which the meeting is to be held.

      Section 7. Committee Member Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

      Section 8. Committee Limits. Notwithstanding any other provision in these By-Laws, no committee (including the Executive Committee) shall have the power to repeal or modify these By-Laws, remove members of the Board of Directors or authorize indemnification of members of the Board of Directors.

      Section 9. Temporary Committee Members. If an Executive Committee or other committee meeting is called and sufficient committee members are not present to conduct the business of the meeting, the committee members who are present at such meeting may appoint a person or persons to act as the missing committee member(s), each a temporary member, for that particular meeting, and the member(s) so appointed shall have the authority to act as though they were a committee member for such meeting, provided that if a missing committee member is also on the Board of Directors the temporary member replacing such board member must also be on the Board of Directors.

                                   ARTICLE V

                                    OFFICERS.

      Section 1. Numbers and Titles. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

      Section 2. Election; Term of Office; Qualifications. Unless the Board of Directors pass resolutions stating otherwise, each officer shall hold office until his or her successor has been elected and qualified or until his or her earlier resignation, except as otherwise provided in the Certificate of Incorporation or these By-Laws. The Chairman of the Board of Directors, if any, and the President shall be directors of the Corporation, and should either one of them cease to be a director, such person shall likewise cease to hold such office. More than two offices may be held by the same person unless the Certificate of Incorporation or By-Laws provide otherwise.

      Section 3. Other Officers. Other officers, including one or more assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, and the Officers of the Corporation shall have such powers and perform such duties as may be assigned to them by the Board of Directors in the management of the Corporation or the officer or committee of the Board of Directors appointing them and as pertaining to their respective positions.

      Section 4. Removal. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

      Section 5. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

      Section 6. Vacancies. A vacancy in any office arising from any cause shall be filled by the Board of Directors at any special or regular meeting of the Board of Directors.

      Section 7. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee of the Board of Directors upon whom power in that regard may be conferred by the Board of Directors.

      Section 8. Chairman of the Board. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she shall be present.

      Section 9. President. The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors. The President shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The President shall be the chief executive and operating officer of the Corporation, and shall have the general charge and direction of the business affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President and assigned to the President by the Board of Directors or provided by law.

      Section 10. Vice Presidents. The Vice Presidents, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in the President's absence, or in case of the President's inability to perform the President's duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

      Section 11. Secretary. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to the Secretary by the Board of Directors, or as are prescribed by these By-Laws including, but not limited to:

            (a) keeping or causing to be kept, at the principal place of business of the Corporation or such other place as the Board of Directors may order, a book of minutes of all meetings and actions of the Board of Directors, committees of the Board of Directors and stockholders; which books shall state the time and place of holding such meetings, whether such meetings were regular or special, and, if special, how authorized, the notice thereof given, the names of those present at meetings of the Board of Directors and committees thereof, the number of shares present or represented at stockholders' meetings and the proceedings thereof;

            (b) keeping or causing to be kept, at the principal place of business of the Corporation or at the office of the Corporation's transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation;

            (c) giving or causing to be given, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these By-Laws or by law to be given, and keeping the seal of the Corporation, if one be adopted, in safe custody, and having such other powers and performing such other duties as may be prescribed by the Board of Directors, the Chairman of the Board (if any), the President and these By-Laws; and

            (d) affixing the seal of the Corporation, if one be adopted, to contracts of the Corporation.

      Section 12. Treasurer. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer including but not limited to:

            (a) having custody of the Corporation's funds and securities;

            (b) keeping full and accurate account of receipts and disbursements;

            (c) depositing all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors; and

            (d) performing such other duties as may be prescribed by the Board of Directors or the President.

                                   ARTICLE VI

                                 CAPITAL STOCK.

      Section 1. Certificates of Shares. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. Every holder of capital stock of the Corporation shall be entitled to have a certificate or certificates representing the number of shares of capital stock in the Corporation owned by such holder. The certificates shall be numbered in the order of their issue, and shall be signed by the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation, if one be adopted, or a facsimile thereof shall be impressed or affixed or reproduced thereon, provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation with the same effect as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

            If the Corporation is authorized to issue more than one class of capital stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate or certificates which the Corporation shall issue to represent such class or series of capital stock, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate or certificates which the Corporation shall issue to represent such class or series of capital stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of capital stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 2. Stock Book. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by each such stockholder, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record shall be made of each transfer.

            The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

      Section 3. Lost Certificates. The Corporation may issue a new certificate of stock, in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, destroyed or mutilated, and the Corporation may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or such owner's legal representatives, to give the Corporation a bond with such surety or sureties as it may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

                                  ARTICLE VII

                            DIVIDENDS, SURPLUS, ETC.

            The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation, if any, shall be declared as dividends and paid to the stockholders of the Corporation, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS.

      Section 1. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January and end on the thirty-first day of December.

      Section 2. Seal. The Corporation may have a corporate seal and the corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

      Section 3. Notices. Except as otherwise expressly provided, any notice required by these By-Laws to be given shall be sufficient if given by depositing the same in a post-office or letter box in a sealed postpaid wrapper addressed to the person entitled thereto at their address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

      Section 4. Waiver of Notice. Any stockholder, director or committee member may at any time, by writing, telegraph, cable, facsimile or e-mail, waive any notice required to be given under these By-Laws, and if any stockholder, director or committee member shall be present at any meeting their presence shall constitute a waiver of such notice unless such stockholder, director or committee member attends a meeting for the express purpose of objecting, at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      Section 5. Checks; Notes. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation in such manner as shall from time to time be designated by resolution of the Board of Directors.

      Section 6. Deposit of Funds. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation may be endorsed for deposit, assigned and delivered by any officer of the Corporation or by such agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

      Section 7. Power to Act. Except as otherwise ordered by the Board of Directors or the Executive Committee, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the President or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

      Section 8. Indemnification.

            (a) The Corporation shall, to the maximum extent permitted from time to time under the law, indemnify every person who is or was a party or is or was threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

            (b) Expenses incurred by a director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 8. Such expenses incurred by other employees and agents of the Corporation and other persons eligible for indemnification under this Section 8 may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

            (c) No amendment, modification or repeal of this Section 8 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation or other persons eligible for indemnification under this Section 8 to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer of the Corporation and other persons eligible for indemnification under this Section 8, under and in accordance with the provisions of this Section 8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising, in whole or in part, from a state of facts extant on the date of, or relating to matters occurring prior to, such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

      Section 9. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or a committee of the Board of Director and the Board of Directors or such committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, such committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of such committee which authorizes the contract or transaction.

                                   ARTICLE IX

      Section 1. Books and Records. All books and records provided for by statute shall be open to inspection of the stockholders from time to time and to the extent expressly provided by statute. The Directors may examine such books and records at all reasonable times.

      Section 2. Amendments. These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors when such power is conferred upon the Board of Directors by the Certificate of Incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting, but the stockholders entitled to vote may adopt additional By-Laws and may amend or repeal any By-Laws whether or not adopted by them.

      The undersigned, duly authorized officer of the Corporation, hereby certifies that the foregoing By-Laws were adopted as of _______, 2001.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------